EXHIBIT 99.1

Finisar Announces Second Quarter Fiscal 2018 Financial Results

SUNNYVALE, Calif., Dec. 07, 2017 (GLOBE NEWSWIRE) -- Finisar Corporation (NASDAQ:FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its second fiscal quarter, ended October 29, 2017.

COMMENTARY

“We experienced strong demand in our second fiscal quarter for our 100G QSFP28 transceivers for datacenters,” said Jerry Rawls, Finisar’s Chief Executive Officer.  “However, our overall revenues for the second fiscal quarter were $332.2 million, a decrease of $9.6 million, or 2.8%, compared to the first quarter of fiscal 2018.  This decline was primarily due to lower revenues from our Chinese OEM customers. Also, during the second quarter, we began shipping production quantities of our VCSEL arrays for 3D sensing. In addition, after the end of the quarter, we acquired an approximately 700,000 square foot facility in Sherman, Texas.  In the second half of calendar year 2018, we expect this facility will allow us to produce VCSEL arrays using 6” wafers for both consumer and automotive applications.”

FINANCIAL HIGHLIGHTS – Second Quarter Ended October 29, 2017

Summary GAAP Results	Second	First
	Quarter	Quarter
	Ended	Ended
	October 29, 2017	July 30, 2017
	(in thousands, except per share amounts)

Revenues	$332,205	$341,806
Gross margin	29.0%	33.7%
Operating expenses	$86,738	$85,387
Operating income	$9,467	$29,912
Operating margin	2.8%	8.8%
Net income	$5,857	$19,859
Income per share-basic	$0.05	$0.18
Income per share-diluted	$0.05	$0.17

Basic shares	113,960	112,544
Diluted shares	115,443	115,698

Summary Non-GAAP Results (a)	Second	First
	Quarter	Quarter
	Ended	Ended
	October 29, 2017	July 30, 2017
	(in thousands, except per share amounts)

Revenues	$332,205	$341,806
Non-GAAP Gross margin	30.3%	34.9%
Non-GAAP Operating expenses	$74,643	$73,150
Non-GAAP Operating income	$25,914	$46,005
Non-GAAP Operating margin	7.8%	13.5%
Non-GAAP Net income	26,089	45,750
Non-GAAP Income per share-basic	$0.23	$0.41
Non-GAAP Income per share-diluted	$0.23	$0.40

Basic shares	113,960	112,544
Diluted shares	115,443	115,698

_____________

(a) In evaluating the operating performance of Finisar’s business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside of Finisar’s core ongoing operating results.  A reconciliation of Finisar’s non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading “Finisar Non-GAAP Financial Measures” below.

Financial Statement Highlights for the Second Quarter of Fiscal 2018:

  Sales of datacom products decreased by $1.7 million, or (0.7)%, compared to the first quarter of fiscal 2018, primarily from lower demand for 10G and below transceivers, 40G QSFP transceivers, and 100G CFP ethernet transceivers.  This was partially offset by an increase in sales of 100G QSFP28 transceivers as well as new revenues from VCSEL arrays for 3D sensing.

  Sales of telecom products decreased by $7.9 million, or (9.5)%, compared to the first quarter of fiscal 2018, primarily driven by lower revenues from our Chinese OEM customers.

  GAAP gross margin was 29.0% compared to 33.7% in the first quarter of fiscal 2018, primarily due to lower revenue levels, unfavorable product mix, and under-absorption of manufacturing costs at our Allen, Texas VCSEL fab. This under-absorption was primarily due to our shipping production quantities of VCSEL arrays late in the quarter.

  Non-GAAP gross margin was 30.3% compared to 34.9% in the first quarter of fiscal 2018.

  GAAP operating margin was 2.8% compared to 8.8% in the first quarter of fiscal 2018, primarily due to lower revenue levels and gross margins.

  Non-GAAP operating margin was 7.8% compared to 13.5% in the first quarter of fiscal 2018.

  GAAP income per fully diluted share was $0.05 compared to $0.17 in the first quarter of fiscal 2018, primarily due to lower revenue levels and gross margin.

  Non-GAAP income per fully diluted share was $0.23 compared to $0.40 in the first quarter of fiscal 2018.

OUTLOOK

Finisar indicated that for the third quarter of fiscal 2018 it currently expects revenues in the range of $325 to $345 million, non-GAAP gross margin of approximately 30%-31%, non-GAAP operating margin of approximately 7.5% -8.5%, and non-GAAP earnings per fully diluted share in the range of approximately $0.21 to $0.27.

Finisar has not provided a reconciliation of its third quarter outlook for non-GAAP gross margin, non-GAAP operating margin and non-GAAP earnings per fully diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts.  It is difficult to reasonably provide a forward-looking estimate of certain reconciling items between such non-GAAP forward-looking measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Finisar’s ability to estimate these items are out of its control and/or cannot be reasonably predicted, including with respect to restructuring charges, litigation settlements and resolutions and related costs, and the timing of tax related adjustments. Accordingly, a reconciliation of such non-GAAP forward-looking measures to the comparable forward-looking GAAP measures are not available within a reasonable range of predictability.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, December 7, 2017, at 2:00 pm PT (5:00 pm ET).  To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-(855) 473-9088 (domestic) or 1- (720) 405-0995 (international) and enter conference ID 61569772.

An audio replay will be available for two weeks following the call by dialing 1- (855) 859-2056 (domestic) or 1-404-537-3406 (international) and then following the prompts: enter conference ID 61569772and provide your name, affiliation, and contact number.  A replay of the webcast will be available shortly after the conclusion of the call on Finisar’s website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar’s expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with:  the uncertainty of customer demand for Finisar’s products; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition.  Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s annual report on Form 10-K (filed June 16, 2017) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ:FNSR) is a global technology leader for fiber optic subsystems and components  that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For over 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage.  Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

Finisar Corporation
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended		Three Months Ended
	Oct 29, 2017	Oct 30, 2016	Oct 29, 2017	Oct 30, 2016	Jul 30, 2017
Revenues	$332,205	$369,863	$674,011	$711,188	$341,806
Cost of revenues	235,389	235,192	461,285	466,829	225,896
Amortization of acquired developed technology	611	990	1,222	2,513	611
Gross profit	96,205	133,681	211,504	241,846	115,299
Gross margin	29.0%	36.1%	31.4%	34.0%	33.7%
Operating expenses:
Research and development	60,560	53,242	118,600	104,250	58,040
Sales and marketing	12,230	13,367	24,581	25,230	12,351
General and administrative	13,282	13,576	27,571	29,891	14,289
Amortization of purchased intangibles	666	668	1,373	1,336	707
Total operating expenses	86,738	80,853	172,125	160,707	85,387
Income from operations	9,467	52,828	39,379	81,139	29,912
Interest income	3,746	1,021	7,186	1,747	3,440
Interest expense	(9,131)	(3,025)	(18,144)	(6,011)	(9,013)
Other expenses	1,111	795	(1,583)	736	(2,694)
Income before income taxes	5,193	51,619	26,838	77,611	21,645
Provision (benefit) for income taxes	(664)	2,854	1,122	4,897	1,786
Net income	$5,857	$48,765	$25,716	$72,714	$19,859

Net income per share attributable to Finisar Corporation common stockholders:

Basic	$0.05	$0.44	$0.23	$0.66	$0.18
Diluted	$0.05	$0.43	$0.22	$0.65	$0.17

Shares used in computing net income per share - basic	113,960	110,407	113,252	109,614	112,544
Shares used in computing net income per share - diluted	115,443	113,192	115,973	112,450	115,698

Finisar Corporation
Consolidated Balance Sheets
(in thousands)

	Oct 29, 2017	Jul 30, 2017	Apr 30, 2017
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$274,547	$278,826	$260,228
Short-term held-to-maturity investments	958,216	954,026	976,595
Accounts receivable, net	260,870	273,180	272,377
Inventories	369,078	356,845	331,388
Other current assets	61,517	63,629	68,269
Total current assets	1,924,228	1,926,506	1,908,857
Property, equipment and improvements, net	443,733	420,298	383,919
Purchased intangible assets, net	10,424	11,700	13,019
Goodwill	106,735	106,735	106,735
Minority investments	606	605	3,161
Other assets	20,818	21,651	16,964
Deferred tax assets	116,055	108,567	107,225
Total assets	$2,622,599	$2,596,062	$2,539,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$152,047	$148,605	$140,568
Accrued compensation	36,614	42,030	54,520
Other accrued liabilities	40,130	46,648	43,697
Deferred revenue	17,716	14,348	13,015
Total current liabilities	246,507	251,631	251,800
Long-term liabilities:
Convertible notes	723,784	715,722	707,782
Other non-current liabilities	17,176	17,546	17,594
Total liabilities	987,467	984,899	977,176
Stockholders' equity:
Common stock	114	114	112
Additional paid-in capital	2,814,713	2,799,118	2,784,204
Accumulated other comprehensive income (loss)	(41,664)	(44,181)	(57,865)
Accumulated deficit	(1,138,031)	(1,143,888)	(1,163,747)
Total stockholders' equity	1,635,132	1,611,163	1,562,704
Total liabilities and stockholders' equity	$2,622,599	$2,596,062	$2,539,880

Note - Balance sheet amounts as of April 30, 2017 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding Finisar’s operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results.   Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends that are affecting our performance.  These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities.  In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements.  We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Duplicate facility costs during facility move (non-core cash charges);
  Stock-based compensation expense (non-cash charges);
  Reduction in force costs (non-core cash charges); and
  Acquisition related retention payments (non-core cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

  Litigation settlements and resolutions and related costs (non-core charges);
  Acquisition related costs (non-core cash charge) and
  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

  Imputed interest expenses on convertible debt (non-cash charges);
  Imputed interest related to restructuring (non-cash charges);
  Gains and losses on sales of assets (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Loss (gain) related to minority investment (non-core charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits); and
  Amortization of debt issuance costs (non-cash charges).

In addition, in this release we have adjusted non-GAAP income and non-GAAP income per share for the difference between GAAP income taxes and non-GAAP income.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

Finisar Corporation
Reconciliation of Results of Operations under GAAP and non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended		Three Months Ended
	Oct 29, 2017	Oct 30, 2016	Oct 29, 2017	Oct 30, 2016	Jul 30, 2017
GAAP to non-GAAP reconciliation of gross profit:
Gross profit - GAAP	$96,205	$133,681	$211,504	$241,846	$115,299
Gross margin - GAAP	29.0%	36.1%	31.4%	34.0%	33.7%
Adjustments:
Cost of revenues
Amortization of acquired technology	611	990	1,222	2,513	611
Duplicate facility costs during facility move	-	8	-	16	-
Stock compensation	3,724	2,949	6,294	5,996	2,570
Reduction in force costs	(9)	14	625	116	634
Acquisition related retention payment	26	26	67	45	41
Total cost of revenue adjustments	4,352	3,987	8,208	8,686	3,856
Gross profit - non-GAAP	100,557	137,668	219,712	250,532	119,155
Gross margin - non-GAAP	30.3%	37.2%	32.6%	35.2%	34.9%

GAAP to non-GAAP reconciliation of operating income:
Operating income - GAAP	9,467	52,828	39,379	81,139	29,912
Operating margin - GAAP	2.8%	14.3%	5.8%	11.4%	8.8%
Adjustments:
Total cost of revenue adjustments	4,352	3,987	8,208	8,686	3,856
Total operating expense adjustments
Operating expenses - GAAP	86,738	80,853	172,125	160,707	85,387
Research and development
Reduction in force costs	22	88	115	262	93
Duplicate facility costs during facility move	-	7	-	14	-
Acquisition related retention payment	32	32	64	64	32
Stock compensation	6,147	5,552	12,229	10,663	6,082
Sales and marketing
Reduction in force costs	-	-	(12)	29	(12)
Acquisition related retention payment	-	-	(2)	-	(2)
Stock compensation	2,039	1,877	4,083	3,628	2,044
General and administrative
Reduction in force costs	13	20	50	33	37
Duplicate facility costs during facility move	137	154	320	297	183
Acquisition related retention payment	-	-	-	(2)	-
Stock compensation	2,999	2,989	6,068	5,542	3,069
Acquisition related costs	40	2	44	33	4
Litigation settlements and resolutions and related costs	-	46	-	46	-
Amortization of purchased intangibles	666	668	1,373	1,336	707
Total operating expense adjustments	12,095	11,435	24,332	21,945	12,237
Operating expenses - non-GAAP	74,643	69,418	147,793	138,762	73,150
Operating income - non-GAAP	25,914	68,250	71,919	111,770	46,005
Operating margin - non-GAAP	7.8%	18.5%	10.7%	15.7%	13.5%

GAAP to non-GAAP reconciliation of income before income taxes:
Income before income taxes - GAAP	5,193	51,619	26,838	77,611	21,645
Adjustments:
Total cost of revenue adjustments	4,352	3,987	8,208	8,686	3,856
Total operating expense adjustments	12,095	11,435	24,332	21,945	12,237
Non-cash imputed interest expenses on convertible debt	7,676	2,509	15,231	4,978	7,555
Imputed interest related to restructuring	28	37	58	75	30
Other (income) expense, net
Loss (gain) on assets	38	(17)	(79)	(25)	(117)
Loss related to impairment of minority investments	-	-	2,347	-	2,347
Foreign exchange transaction (gain) or loss	(1,478)	(970)	(1,016)	(999)	463
Amortization of debt issuance cost	385	154	770	308	385
Total Interest and other adjustments	6,649	1,713	17,311	4,337	10,663
Income before income taxes - non-GAAP	28,289	68,754	76,689	112,579	48,401

GAAP to non-GAAP reconciliation of net income:
Net income - GAAP	5,857	48,765	25,716	72,714	19,859
Total cost of revenue adjustments	4,352	3,987	8,208	8,686	3,856
Total operating expense adjustments	12,095	11,435	24,332	21,945	12,237
Total Interest and other adjustments	6,649	1,713	17,311	4,337	10,663
Income tax provision adjustments	(2,864)	(746)	(3,728)	(703)	(865)
Total adjustments	20,232	16,389	46,123	34,265	25,891
Net income - non-GAAP	$26,089	$65,154	$71,839	$106,979	$45,750

Basic non-GAAP income per share
GAAP earnings per share	$0.05	$0.44	$0.23	$0.66	$0.18
Impact of all non-GAAP adjustments	$0.18	$0.15	$0.40	$0.32	$0.23
Non-GAAP earnings per share	$0.23	$0.59	$0.63	$0.98	$0.41

Diluted non-GAAP income per share
GAAP earnings per share	$0.05	$0.43	$0.22	$0.65	$0.17
Impact of all non-GAAP adjustments	$0.18	$0.15	$0.40	$0.30	$0.23
Non-GAAP earnings per share	$0.23	$0.58	$0.62	$0.95	$0.40

Shares used in computing non-GAAP income per share
Basic	113,960	110,407	113,252	109,614	112,544
Diluted	115,443	113,192	115,973	112,450	115,698

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261